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                                 EXHIBIT 10(L)

                             BELL INDUSTRIES, INC.

                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

 1. PURPOSE

     The purpose of this Stock Option Plan (the "Plan") is to provide a means of attracting and maintaining qualified non-employee personnel to serve as directors of Bell Industries, Inc. (the "Company") through the grant of stock options to such directors and, at the same time, enable such directors to qualify as a "disinterested person" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. A further purpose of the Plan is to provide that part of a director's overall compensation is long-term incentive designed to align such compensation with the shareholders' long term interests as evidenced by increased share market appreciation. This is accomplished by granting stock options at fair market values at time of grant.

 2. ADMINISTRATION

     The Plan shall be administered by the Board of Directors (the "Board") of the Company. Subject to the express provisions of the Plan, the Board shall have the authority to construe and interpret the Plan, and to define the terms used therein, to prescribe, amend or rescind rules and regulations relating to the administration of the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Board on the matters referred to in this Section shall be conclusive.

 3. PARTICIPATION

     All non-employee directors of the Company are eligible to participate in the Plan. For purposes of the Plan, Mr. Cost shall be eligible to participate although he is the Secretary of the Company.

 4. STOCK SUBJECT TO THE PLAN

     The stock to be offered under this Plan shall be shares of the Company's authorized but unissued common stock and the aggregate amount of stock to be delivered upon the exercise of all options granted under this Plan shall not in the aggregate exceed 150,000, subject to adjustments as set forth in Section 10. If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of this Plan.

 5. OPTION PRICE

     The option price shall be not less than 100% of the fair market price on the date the option is granted. The fair market value shall be the closing price of the Company's common stock on the principal national securities exchange upon which such stock is then listed, or if not listed on a national securities exchange, the mean between the bid and asked prices as reported by NASDAQ on the date such option is granted. The option exercise price shall be paid in full in cash, or other shares of Company common stock (which may include shares issuable upon exercise of such option).

 6. OPTION PERIOD

     Options granted under the Plan shall become exercisable in such manner as the Board of Directors shall determine. Each option and all rights or obligations thereunder are to expire on such date as the Board of Directors may determine or upon termination of association with the Company by the option holder, but no later than the day which is the fifth anniversary of the date on which the option was granted.

 7. OPTION GRANTS

     Upon his or her election or appointment to the Board, each non-employee director shall receive options to purchase 10,000 shares of the Company's common stock at an exercise price equal to the fair market value


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thereof on the date immediately following the date of election or appointment, as the case may be. In addition, non-employee directors continuing to serve as directors shall receive options to purchase 1,000 shares on the day following such director's re-election to the Board after each re-election. Non-employee directors holding office at the time this Plan is adopted by the Board shall be granted options to purchase 10,000 shares of common stock on the third business day following the public release of the Company's financial results for the 1995 fiscal year, subject to termination if the shareholders do not approve this Plan.

 8. NON-TRANSFERABILITY OF OPTIONS; LIMITATION OF EXERCISE

     An option granted under this Plan shall, by its terms, be non-transferable by the option holder other than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him. In no event shall any option be exercisable for at least six months after date of grant except in the case of death.

 9. DEATH OF OPTION HOLDER

     If any option holder dies while he is a director, his option shall expire one year after the date of death (or after such shorter period as may be provided in the option), and during such period after death such option may, to the extent that installments, if any, had accrued as of the date of death, be exercised by the person or persons to whom such option holder's rights under the option shall have passed by his or her will or by the applicable laws of descent and distribution.

10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event of changes in the outstanding common stock of the Company by reasons of stock dividends, splits, recapitalization, mergers, consolidations, combinations, reorganizations or similar events, the number and class of shares available under the Plan, including the maximum number that may be granted to any one participant, shall be correspondingly adjusted by the Board. In addition, the Board shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, to the end that the optionee's proportionate interest shall be maintained as before the occurrence of such events. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of the option and with a corresponding adjustment in the option price per share. Any such adjustment made by the Board shall be conclusive.

     In the event of one or more of the following transactions: (i) any consolidation or merger of the Company, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have at least seventy-five percent (75%) ownership of the voting capital stock of the surviving corporation immediately after the merger, (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the assets of the Company, (iii) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, or (iv) any person shall become the beneficial owner of thirty percent (30%) or more of the Company's outstanding common stock, each outstanding option will become immediately exercisable for up to the full number of shares covered by the option.

11. AMENDMENT AND TERMINATION

     The Board may at any time suspend, amend or terminate this Plan and may with the consent of an option holder, make such modifications of the terms and conditions of his or her outstanding option as it shall deem advisable; provided, however, no modification may be made to the method and timing of the option grant set forth in Section 7; and provided further that, except as permitted under the provisions of Section 10, no amendment or modification may be adopted without further approval of the holders of a majority of the Company's outstanding common stock voting on the matter (provided the holders of at least a majority vote on the matter) which would (a) change eligibility or increase the maximum number of shares as to which options may be granted under the Plan; (b) change the minimum option price; provided, however, that the Board may cancel and regrant at a lower price any of the options granted hereunder; or
(c) increase the maximum term of options granted hereunder.


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     No amendment, suspension or termination of the Plan shall, without the consent of the option holder, alter or impair any rights under any option theretofore granted under the Plan. Notwithstanding anything to the contrary set forth herein, the Plan may not be amended or modified more than once in any six month period.

     No person entitled to exercise any option granted under this Plan shall have any of the rights or privileges of a shareholder of the Company with respect to any shares issuable upon exercise of such option until such person has exercised such option. No adjustment shall be made for dividends or distributions in respect of such shares if the record date is prior to the date on which such person becomes the holder of record, except as provided in Section 10.

     Upon the exercise of an option, unless there is in effect at that time a registration statement under the Securities Act of 1933 permitting the resale of such shares to the public by the option holder, all share certificates representing the shares issued upon exercise shall contain an appropriate legend to the effect that the sale of such shares is restricted.

13. EFFECTIVE DATE OF THE PLAN

     This Plan shall become effective upon the approval thereof by the holders of at least a majority of the outstanding shares of common stock present, or represented and entitled to vote at a meeting duly held in accordance with the laws of the State of California.

14. TERMINATION

     Unless previously terminated by the Board, this Plan shall terminate on January 30, 2006, and no options shall be granted under it thereafter.